[PULASKI FINANCIAL CORP. LETTERHEAD]



FOR IMMEDIATE RELEASE

              PULASKI FINANCIAL TO HOST Q3 RESULTS CONFERENCE CALL
                        & WEBCAST ON JULY 21 AT 11 AM EDT


ST. LOUIS, JULY 12, 2005--Pulaski Financial Corp. (Nasdaq: PULB), parent of Pulaski Bank, will host its fiscal 2005 third-quarter results conference call on Thursday, July 21, at 11 a.m. EDT. Results are scheduled to be released before the market opens that day.

         AUDIO
         Dial in number: 877-407-4018
         Note: Participants should dial in a few minutes prior to start time.

         WEBCAST
         Website link: http://www.viavid.net/detailpage.aspx?sid=0000271C
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         Live then archived for 3 months

         REPLAY
         Dial in number: 877-660-6853
         Account: 3055
         Conference ID: 161165
         Available until August 4, 2005


Pulaski Financial Corp., operating in its 83rd year through its subsidiary, Pulaski Bank, serves customers throughout the St. Louis and Kansas City metropolitan areas. The bank offers a full-line of quality retail-banking products through seven full-service banks. The company's website can be accessed at www.pulaskibankstl.com. Visit the shareholder information page for useful and
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comparative data.

For Additional Information Contact:

William A. Donius, President & CEO             Michael Arneth or Brien Gately
Pulaski Financial Corp.                        The Investor Relations Company
(314) 878-2210 Ext. 3610                       (847) 296-4200